Exhibit 99.1

FOR IMMEDIATE RELEASE

ASA HUTCHINSON, FORMER UNDER SECRETARY FOR DEPT. OF

HOMELAND SECURITY, JOINS SAFLINK BOARD OF DIRECTORS

Former Head of Transportation Security Administration, Customs and Border Protection,

Immigration and Customs Enforcement, and Other Homeland Security Agencies Brings

Considerable Leadership and Expertise to Leading Security Firm

BELLEVUE, WA. (March 14, 2005) – SAFLINK® Corporation (NASDAQ: SFLK), a leading provider of biometric and smart card security solutions, today announced the addition of Asa Hutchinson – one of the country’s pre-eminent homeland security experts — to its board of directors. Mr. Hutchinson was a founding member of the U.S. Department of Homeland Security and the nation’s first Under Secretary of Border and Transportation Security. Mr. Hutchinson was confirmed by the U.S. Senate as Under Secretary of Homeland Security in January 2003, shortly after the department was created.

As one of the nation’s top-ranking homeland security officials after Secretary Tom Ridge, Mr. Hutchinson was responsible for more than 110,000 federal employees in the Transportation Security Administration, Customs and Border Protection, Immigration and Customs Enforcement, and the Federal Law Enforcement Training Center. Mr. Hutchinson managed the overall security of U.S. borders and transportation systems.

“We are honored to be working with a visionary such as Secretary Hutchinson,” said Glenn Argenbright, President and CEO of SAFLINK. “He is a pioneer in the security and credentialing market, having responsibility for some of the most important security programs in our industry, including the US-VISIT program for the Department of Homeland Security, and the Transportation Security Administration’s TWIC and Registered Traveler programs.” Mr. Argenbright added, “The initiatives overseen by Secretary Hutchinson, including US-VISIT, TWIC, and Registered Traveler, have had a profound impact on technology companies and the security landscape as a whole. SAFLINK has placed great importance on developing solutions utilized in these programs, and it is our sincere hope that we can work with Secretary Hutchinson to bring to market solutions that will build upon existing security initiatives further enhancing homeland and transportation security.”

Mr. Hutchinson stated, “SAFLINK’s value is obvious as we look to the future security needs of our nation. They have a history of consistently delivering solutions to complex problems in a surprisingly short period of time. I am excited to join SAFLINK’s board and to work with its management in solving present and future security needs of the nation.”

Among the many initiatives led by Mr. Hutchinson during his tenure as Under Secretary are: modernizing border inspections through the successful reorganization of Customs and Border Protection; advancing new border technology, including development of the

US-VISIT program – a historic biometric entry-exit system for foreign visitors to the United States; enhancing the security of transportation systems through new federal security requirements for the aviation, rail and transit sectors; innovative technology pilot programs for passenger and baggage screening; and more effective cargo inspections. In addition, Mr. Hutchinson worked to increase information sharing among a large number of formerly fragmented agencies.

Prior to serving in DHS, Mr. Hutchinson led the U.S. Drug Enforcement Agency for two years. He served three terms in the U.S. House of Representatives, where he was a prominent member of the House Judiciary and Intelligence Committees. In 1982, President Reagan appointed Mr. Hutchinson U.S. Attorney for Western Arkansas, making him the youngest U.S. Attorney in the country.

Mr. Hutchinson earned his J.D. from the University of Arkansas School of Law, Fayetteville, and his B.S. from Bob Jones University.

About SAFLINK

SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets, and eliminate passwords. SAFLINK’s Identity Assurance Management™ software solutions allow administrators to verify identity and control access to computer networks, physical facilities, applications, and time and attendance systems. Litronic, Inc., a wholly owned subsidiary of SAFLINK and global provider of secure identity management and information assurance products for the government and commercial markets, offers protection for popular applications such as e-mail, instant messaging, web transactions, and individual files. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK” is a registered trademark of SAFLINK Corporation. “Identity Assurance Management” is a trademark of SAFLINK Corporation.

This release contains information about management’s view of the company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the company’s financial condition, its ability to sell its products, its ability to compete with competitors and the growth of the security market, and in its Annual Report on Form 10-K, as well as other documents periodically filed with the Securities and Exchange Commission.

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253) 853-5030

rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT

MKR Group, LLC

Todd Kehrli

(818) 556-3700

ir@mkr-group.com